                                                                EXHIBIT 10.11

                            ESCROW DEPOSIT AGREEMENT

     THIS AGREEMENT, dated as of the 3rd day of March, 1999 (the "Agreement"), is by and among the Mohegan Tribal Gaming Authority (the "Issuer") and First Union National Bank, as Defeasance Agent (the "Defeasance Agent").

A. WHEREAS, the Issuer issued $90,000,000 in principal amount of its Subordinated Notes (the "Notes") pursuant to a Note Purchase Agreement by and between the Issuer and Sun International Hotels Limited ("Sun International") dated as of September 29, 1995 (the "Note Purchase Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreement.

B. WHEREAS, $90,000,000 in principal amount of the Notes remains outstanding, all of which are currently held by Sun International and Waterford Gaming, LLC ("Waterford Gaming", and together with Sun International the "Note Holders") in the amounts set forth opposite their names on the signature pages hereto.

C. WHEREAS, the Issuer has elected to provide for a Covenant Defeasance of the Notes pursuant to Section 12.03 of the Note Purchase Agreement and has delivered or will deliver to First Union National Bank as Trustee for the Senior Secured Notes, a certificate calling for the redemption of the Notes on January 1, 2000.

D. WHEREAS, Section 12.04(a) of the Note Purchase Agreement provides that Issuer must irrevocably deposit with an agent, which may be the Defeasance Agent, in trust, for the benefit of the Note Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants as evidenced by a certificate delivered to the Defeasance Agent, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity date or on the applicable redemption date, as the case may be and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date.

E.  WHEREAS, the Issuer and the Note Holders have agreed that the obligations of
    Section 12.04(a) of the Note Purchase Agreement are satisfied by the deposit of sums pursuant to two (2) side letters dated February 22, 1999 attached hereto ("Side Letters").

F. WHEREAS, Defeasance Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Agreement and the Side Letters.

G. WHEREAS, in order to establish the escrow of funds for the covenant defeasance of the Notes and to effect the provisions of the Note Purchase Agreement and the Side Letters, the parties hereto have entered into this Agreement.

                             STATEMENT OF AGREEMENT

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

          1.  Definitions.  The following terms shall have the following
              -----------
meanings when used herein:

          "Defeasance Funds" shall mean the funds deposited with Defeasance Agent pursuant to this Agreement, together with any interest and other income thereon, which funds shall include, without limitation, the initial sum of One Hundred Forty Million Three Hundred Thousand Dollars ($140,300,000).

          "Redemption Date" shall mean January 1, 2000.

          "Joint Written Direction" shall mean a written direction executed by the Representatives and directing Defeasance Agent to disburse all or a portion of the Defeasance Funds or to take or refrain from taking an action pursuant to this Agreement.

          "Representatives" shall mean authorized representatives of the Issuer and the Note Holders.

          2.  Appointment of and Acceptance by Defeasance Agent.  The Issuer
              -------------------------------------------------
hereby appoints Defeasance Agent to serve as defeasance agent hereunder. Defeasance Agent hereby accepts such appointment and, upon receipt by wire transfer of the Defeasance Funds in accordance with Section 3 below, agrees to
                                                    ---------
hold, invest and disburse the Defeasance Funds in accordance with this Agreement.

          3.  Creation of Defeasance Funds. On March 3, 1999, Issuer will
              ----------------------------
transfer the sum of One Hundred Forty Million Three Hundred Thousand Dollars ($140,300,000) to Defeasance Agent, by wire transfer of immediately available funds, to the following account:

          First Union National Bank
          Charlotte, North Carolina
          ABA # [053000219]
          Credit: D/5000000016439 Trust Ops
          FFC:  A/C #9572832469 Mohegan/Sun ESC
          ATTN:  CT-9750 Hartford

          4.   Disbursements of Defeasance Funds.
               ---------------------------------

               a.    Joint Written Direction. Defeasance Agent shall disburse
                     -----------------------
                     Defeasance Funds, at any time and from time to time, in accordance with a Joint Written Direction of the Issuer and the Note Holders.

               b.    Redemption Date.  On the Redemption Date, Defeasance Agent
                     ---------------
                     shall apply the Defeasance Funds to the redemption of the Notes in accordance with and at the price set forth in the Side Letters without any further instruction or direction, by payment to the holders of the Notes as set forth on the registration books of the Issuer on the 15th day immediately preceding the Redemption Date. Any payment due on a date other than a banking day shall be made on the next banking day. Any balance of the Defeasance Funds remaining after redemption of the Notes as aforesaid shall be remitted by the Defeasance Agent to the Issuer.

          5.  Disbursement Into Court.  If, at any time, there shall exist any
              -----------------------
 dispute between Issuer or Note Holders with respect to the holding or disposition of any portion of the Defeasance Funds or any other obligations of Defeasance Agent hereunder, or if at any time Defeasance Agent is unable to determine, to Defeasance Agent's sole satisfaction, the proper disposition of any portion of the Defeasance Funds or Defeasance Agent's proper actions with respect to its obligations hereunder, or if the Representatives have not within 30 days of the furnishing by Defeasance Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor Defeasance Agent to act
             ---------
 hereunder, then Defeasance Agent may, in its sole discretion, take either or both of the following actions:

          a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Defeasance Agent or until a successor Defeasance Agent shall have been appointed (as the case may be); provided however, that Defeasance Agent
                                     -------- -------
     shall continue to invest the Defeasance Funds in accordance with Section 6
                                                                      ---------
     hereof; and/or

          b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Defeasance Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Defeasance Funds, after deduction and payment to Defeasance Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Defeasance Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Defeasance Agent shall have no liability to Issuer, Note Holders, their respective shareholders or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Defeasance Funds or any delay in or with respect to any other action required or requested of Defeasance Agent.

          6.  Investment of Funds.  Defeasance Agent shall invest the
              -------------------
     Defeasancee Funds in the manner set forth in Schedule 1 attached hereto. Each of the Issuer and the Note Holders agree that said investments will provide sufficient funds to redeem the Notes in full on the Redemption Date. In the event, for any reason that it becomes necessary to reinvest any Defeasance Funds, Defeasance Agent shall do so as the Representatives jointly shall direct; provided, however, that no investment or reinvestment may be made except in Government Securities, in accordance with the terms of the Note Purchase Agreement.

     If Defeasance Agent has not received a Joint Written Direction at any time that an investment decision must be made, Defeasance Agent shall invest the Defeasance Funds, or such portion thereof as to which no Joint Written Direction has been received, in overnight Government Securities. Each of the foregoing investments shall be made in the name of Defeasance Agent. Notwithstanding anything to the contrary contained herein, Defeasance Agent may, without notice to the Representatives, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Defeasance Agent shall not be liable or responsible for any loss, cost or penalty, resulting from any such sale or liquidation.
With respect to any funds received by Defeasance Agent for deposit into the Defeasance Funds or any Joint Written Direction received by Defeasance Agent with respect to investment of any funds in the Defeasance Funds after ten o'clock, a.m., Hartford, Connecticut, time, Defeasance Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in Hartford, Connecticut are open for business.

          7.  Resignation and Removal of Defeasance Agent.  Defeasance Agent may
              -------------------------------------------
resign from the performance of its duties hereunder at any time by giving ten
(10) days' prior written notice to the Representatives or may be removed, with or without cause, by the Representatives, acting jointly by furnishing a Joint Written Direction to Defeasance Agent, at any time by the giving of ten (10) days' prior written notice to Defeasance Agent. Such resignation or removal shall take effect upon the appointment of a successor Defeasance Agent as provided herein below. Upon any such notice of resignation or removal, the Representatives jointly shall appoint a successor Defeasance Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000. Upon the acceptance in writing of any appointment as Defeasance Agent hereunder by a successor Defeasance Agent, such successor Defeasance Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Defeasance Agent, and the retiring Defeasance Agent, shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as Defeasance Agent hereunder prior to such succession. After any retiring Defeasance Agent's resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Defeasance Agent under this Agreement. The retiring Defeasance Agent shall transmit all records pertaining to the Defeasance Funds and shall pay all funds held by it in the Defeasance Funds to the successor Defeasance Agent, after making copies of such records as the retiring Defeasance Agent deems advisable and after deduction and payment to the retiring Defeasance Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Defeasance Agent in connection with the performance of its duties and the exercise of its rights hereunder.

          8.   Liability of Defeasance Agent.
               -----------------------------

          a. Defeasance Agent shall have no liability or obligation with respect to the Defeasance Funds except for Defeasance Agent's willful misconduct or gross negligence. Defeasance Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Defeasance Funds in accordance with the terms of this Agreement. Defeasance Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Defeasance Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Defeasance Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event shall Defeasance Agent be liable for incidental, indirect, special, consequential or punitive damages. Defeasance Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Defeasance Funds, any account in which Defeasance Funds are deposited, this Agreement or the Note Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Defeasance Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Issuer and Note Holders, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

          (b) The Defeasance Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Defeasance Funds, without determination by the Defeasance Agent of such court's jurisdiction in the matter. If any portion of the Defeasance Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Defeasance Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Defeasance Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          9.  Indemnification of Defeasance Agent.  From and at all times after
              -----------------------------------
the date of this Agreement, Issuer, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Defeasance Agent and each director, officer, employee, attorney, agent and affiliate of Defeasance Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way to any demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Issuer or Note Holders, whether threatened or initiated, asserting a claim for any legal or equitable against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Issuer and Note Holders in writing, and Issuer and Note Holders shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that Issuer shall be required to pay such fees and expenses if (a) Issuer agrees to pay such fees and expenses, or (b) Issuer shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) Issuer or Note Holders is the plaintiff in any such action or proceeding or (d) the named parties to any such action or proceeding (including any potential parties) include both Indemnified Party and Issuer, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Issuer. Issuer shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by Issuer pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Issuer upon demand by such Indemnified Party. The obligations of Issuer under this Section
                                                                        -------
9 shall survive any termination of this Agreement, and the resignation or
-
removal of Defeasance Agent shall be independent of any obligation of the Defeasance Agent.

          10.  Fees and Expenses of Defeasance Agent.  Issuer shall compensate
               -------------------------------------
Defeasance Agent for its services hereunder in accordance with Schedule A
                                                               ----------
attached hereto and, in addition, shall reimburse Defeasance Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 10 shall be
                                                             ----------
payable by Issuer upon demand by Defeasance Agent. The obligations of Issuer under this Section 10 shall survive any termination of this Agreement and the
           ----------
resignation or removal of Defeasance Agent.

          11.  Representations and Warranties.
               ------------------------------

          a. Issuer makes the following representations and warranties to Defeasance Agent:

               (i) Issuer is duly established and validly existing as an instrumentality of the Mohegan Tribe of Indians of Connecticut, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder,

               (ii) This Agreement has been duly and validly authorized, executed and delivered by the Issuer, and constitutes a valid and binding agreement of Issuer, enforceable in accordance with its terms.

               (iii) The execution, delivery, and performance by Issuer of this Agreement is in accordance with the Note Purchase Agreement and will not violate, conflict with, or cause a default under the governing instruments of Issuer, any applicable law or regulation, any court order or administrative ruling or decree to which Issuer is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Note Purchase Agreement, to which Issuer is a party or any of its property is subject.

               (iv) Roland Harris and each of the other officers of the Management Board of the Issuer has been duly appointed to act as the representative of Issuer hereunder and has full power and authority to execute, deliver, and perform this Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions under this Agreement, all without further consent or direction from, or notice to, Issuer or any other party.

               (v) No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Defeasance Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Defeasance Funds or any part thereof.

               (vi) All of the representations and warranties of Issuer contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Defeasance Funds.

               (vii) The Note Holders are the holders of Notes, in the amounts set forth on the signature pages hereto, and the registration books maintained by the Issuer pursuant to Section 10.04 of the Note Purchase Agreement reflect that fact.

          12.  Consent to Jurisdiction and Venue.  In the event that any party
               ---------------------------------
hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the state courts of the State of Connecticut shall have jurisdiction over any such proceeding. The parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

          13.  Notice. All notices and other communications hereunder she be in
               ------
writing and shall be deemed to have been validly served, given or delivered five
(5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

      If to Issuer at:        Mohegan Tribal Gaming Authority
                              One Mohegan Sun Boulevard
                              Uncasville, Connecticut  06382
                              ATTENTION:  Roland Harris, Chairman
                              Facsimile Number  (860) 204-6153
      With a copy to:         ATTENTION:  Jeffrey Hartmann,
                                          Chief Financial Officer
                              Facsimile Number:  (860) 204-7167

      If to Note Holders at:  a) Sun International Hotels Limited
                              Executive Offices, Coral Towers
                              PO Box N-4777, Paradise Island
                              Nassau, The Bahamas
                              ATTENTION: Charles Adamo, Esq.
                              Facsimile Number: (242) 363-3703

                              b)  Waterford Gaming, L.L.C.
                              914 Hartford Turnpike
                              PO Box 715
                              Waterford, Connecticut 06385

                              ATTENTION: Len Wolman
                              Facsimile Number. (860) 437-7752

     If to Defeasance Agent:  First Union National Bank,
                              as Defeasance Agent
                              Corporate Trust Operations
                              10 State House Square
                              2nd Floor
                              Hartford, Connecticut  06103
                              ATTENTION: W. Jeffrey Kramer
                              Facsimile Number: (860) 247-1356

or to such other address as each party may designate for itself by like notice.

           14.  Amendment or Waiver.  This Agreement may be changed, waived,
                -------------------
discharged or terminated only by a writing signed by the Representatives and Defeasance Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

           15.  Severability.  To the extent any provision of this Agreement is
                ------------
prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

           16.  Governing Law.  This Agreement shall be construed and
                -------------
 interpreted in accordance with the internal laws of the State of Connecticut without giving effect to the conflict of laws principles thereof.

           17.  Entire Agreement.  This Agreement constitutes the entire
                ----------------
 agreement between the parties relating to the holding, investment and disbursement of the Defeasance Funds and sets forth in their entirety the obligations and duties of Defeasance Agent with respect to the Defeasance Funds.

           18.  Binding Effect.  All of the terms of this Agreement, as amended
                --------------
 from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of Issuer, Note Holders, the Representatives and Defeasance Agent.

           19.  Execution in Counterparts.  This Agreement and any Joint Written
                -------------------------
 Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

           20.  Termination. Upon the first to occur of the disbursement of all
                -----------
 amounts in the Defeasance Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Defeasance Funds into court pursuant to
 Section 5 hereof, this Agreement shall terminate and Defeasance Agent shall
 ---------
 have no further obligation or liability whatsoever with respect to this Agreement or the Defeasance Funds.

           21.  Dealings.  The Defeasance Agent and any stockholder, director,
                --------
 officer or employee of the Defeasance Agent may buy, sell, and deal in any of the securities of the Issuer or Note Holders and become pecuniary interested in any transaction in which the Issuer or Note Holders may be interested, and contract and lend money to the Issuer or Note Holders and otherwise act as fully and freely as though it were not Defeasance Agent under this Agreement. Nothing herein shall preclude the Defeasance Agent from acting in any other capacity for the Issuer or Note Holders or for any other entity.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

Defeasance Agent:                             Issuer:
FIRST UNION NATIONAL BANK                     Mohegan Tribal Gaming Authority,
                                              An instrumentality of the Nation

By:/s/ W. Jeffrey Kramer                      By:/s/ Jayne Fawcett
   ______________________                        _____________________________

The undersigned acknowledge that the Authority has entered into the foregoing and confirms the principal amounts of the Notes held by each.

Amount:  15% Notes              CG Notes       Sun International Hotels Limited,
        ----------              --------       a Bahamian Corporation
       $   850,000            $ 7,000,000      By: /s/ Charles Adamo
        19,150,000             15,000,000          ---------------------------
       -----------             10,000,000          Name:
       $20,000,000              5,000,000          Title:
                                8,000,000
                               ----------
                              $45,000,000

Amount:15% Notes               CG Notes
       ---------               --------
                                            WATERFORD GAMING LLC
         850,000               2,500,000    A Delaware limited liability company
      19,150,000               2,500,000
      ----------              ----------    By:_________________________________

     $20,000,000              $5,000,000        Name:
                                                Title:

                                   SCHEDULE 1

                         INVESTMENT OF DEFEASANCE FUNDS

                                      -12-